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                                                               Exhibit 10.1


                            CUMMINGS PROPERTIES, LLC
                                  STANDARD FORM


                              AMENDMENT TO LEASE #3


         In connection with a lease currently in effect between the parties at 233, 234, 236, 238, 240, 252, 254 West Cummings Park, Woburn, Massachusetts, executed on March 10, 1995 and terminating February 28, 2004 and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, Anika Therapeutics, Inc., LESSEE, hereby agree, effective upon full execution to amend said lease as follows:

         1. LESSOR hereby confirms its consent to all of the alterations to 254 West Cummings Park as shown on the "as built" drawings dated July 30, 2001.

         2. *The security deposit is hereby increased by $24,400 from $67,200 to a new total of $91,600. LESSEE shall pay this increase upon LESSEE's execution of this amendment.

         3. The parties acknowledge and agree that LESSOR is holding a security deposit of $8,400 under a separate lease between the parties at 230 West Cummings Park. The parties agree that the security deposit under said lease and this lease shall be held collectively as security for LESSEE's performance under both leases, may be applied in whole or in part to cure a default under either lease, and shall not be refunded until the end of both leases, subject to satisfactory compliance with both leases.

         4. LESSEE's maintenance obligations as provided in Section 9 of the lease shall specifically include, without limitation, inspections in accordance with industry practices of all acid neutralization pH adjustment and other wastewater treatment tanks and equipment; drain lines into which said tanks and equipment discharge; backflow preventers; air filters; and all other exhaust and intake fan components, including belts. LESSEE shall be responsible for all maintenance and repairs of said equipment, both routine and otherwise, in accordance with industry practices, including cleaning an replenishment of neutralizing materials in pH adjustment tanks. LESSEE acknowledges and agrees that the plumbing, electrical, heating and cooling systems provided and maintained by LESSOR are intended and sized only for office use, and any maintenance or additional equipment necessitated by LESSEE's use of and operation at the leased premises shall be at LESSEE's sole expense. LESSEE agrees that all wastewater discharged from the leased premises, including deionized water, shall be neutralized to a pH of 7.0+1 and shall fully comply with all applicable state and local statutes, codes, regulations and/or ordinances.

         5. The preceding paragraph regarding LESSEE's maintenance responsibility is a key consideration of this lease.

         This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the present lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease,

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including any prior amendments, the conditions herein shall control and supersede any earlier provisions.

         In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 1st day of November, 2001.


LESSOR:  CUMMINGS PROPERTIES, LLC        LESSEE:  ANIKA THERAPEUTICS, INC.


By: /s/ DENNIS CLARK                     By: /s/ DOUGLAS R. POTTER
   ---------------------------------         -----------------------------------
                     Duly Authorized                             Duly Authorized


Print Name:  DENNIS CLARK                                      DOUGLAS R. POTTER
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